As filed with the Securities and Exchange Commission on October 26, 2018

Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	43-1723446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMEREN CORPORATION SAVINGS INVESTMENT PLAN

(Full title of the plan)

MARTIN J. LYONS, JR.

Executive Vice President and Chief Financial Officer

GREGORY L. NELSON

Senior Vice President, General Counsel and Secretary

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Names, address, including zip code, and telephone number,

including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value	4,000,000 shares	$65.71	$262,840,000.00	$31,856.21

(1)

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transactions, in accordance with the provisions of the employee benefit plan described herein.

(2)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on October 22, 2018.

Introduction

This registration statement on Form S-8 is filed by Ameren Corporation, a Missouri corporation (the “Company”), relating to 4,000,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to be offered and sold under the Ameren Corporation Savings Investment Plan (the “Plan”), which are in addition to the 4,000,000 shares of Common Stock previously registered on the Company’s registration statement on Form S-8 on October 17, 2013 (Registration Statement No. 333-191786) (the “Prior Registration Statement”).

This registration statement on Form S-8 is filed by the Plan with respect to an indeterminate amount of interests in the Plan.

This registration statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E (Registration of Additional Securities) to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II. Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission (“SEC”) by Ameren Corporation (the “Company”) and the Ameren Corporation Savings Investment Plan (the “Plan”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

(c)

the Company’s Current Reports on Form 8-K filed February 16, 2018 (excluding any portion of such report that was furnished and not deemed to be filed), March 13, 2018 (excluding any portion of such report that was furnished and not deemed to be filed), April 6, 2018, May 9, 2018 (excluding any portion of such report that was furnished and not deemed to be filed), May 17, 2018, May 22, 2018, June 1, 2018, June 7, 2018 (excluding any portion of such report that was furnished and not deemed to be filed), and August 3, 2018 (excluding any portion of such report that was furnished and not deemed to be filed); and

(d)	the Annual Report on Form 11-K for the year ended December 31, 2017 of the Plan.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of any such documents that are furnished and not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

*4.1	Restated Articles of Incorporation of the Company (Annex F to Part I of the Registration Statement on Form S-4, File No. 33-64165).

*4.2	Certificate of Amendment to the Restated Articles of Incorporation filed December 14, 1998 (1998 Form 10–K, Exhibit 3(i), File No. 1-14756).

*4.3	Certificate of Amendment to the Restated Articles of Incorporation filed April 21, 2011 (April 21, 2011 Form 8-K, Exhibit 3(i), File No. 1-14756).

*4.4	Certificate of Amendment to the Restated Articles of Incorporation filed December 18, 2012 (December 18, 2012 Form 8-K, Exhibit 3.1(i), File No. 1-14756).

*4.5	By-laws of the Company as amended February 10, 2017 (February 14, 2017 Form 8-K, Exhibit 3, File No. 1-14756).

5	Opinion of Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities.

23.1	Consent of Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of the Company (included in opinion attached hereto as Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Crowe LLP, independent registered public accounting firm.

24	Power of Attorney.

99.1	Ameren Corporation Savings Investment Plan.

99.2	First Amendment to Ameren Corporation Savings Investment Plan.

99.3	Second Amendment to Ameren Corporation Savings Investment Plan.

*	Incorporated herein by reference as indicated.

UNDERTAKING: The Company hereby undertakes that it has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Ameren Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 26th day of October, 2018.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Warner L. Baxter	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2018
Warner L. Baxter

/s/ Martin J. Lyons, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2018
Martin J. Lyons, Jr.

/s/ Bruce A. Steinke	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	October 26, 2018
Bruce A. Steinke

*	Director	October 26, 2018
Catherine S. Brune

*	Director	October 26, 2018
J. Edward Coleman

*	Director	October 26, 2018
Ward H. Dickson

*	Director	October 26, 2018
Ellen M. Fitzsimmons

*	Director	October 26, 2018
Rafael Flores

*	Director	October 26, 2018
Walter J. Galvin

*	Director	October 26, 2018
Richard J. Harshman

*	Director	October 26, 2018
Craig S. Ivey

*	Director	October 26, 2018
Gayle P. W. Jackson

*	Director	October 26, 2018
James C. Johnson

*	Director	October 26, 2018
Steven H. Lipstein

*	Director	October 26, 2018
Stephen R. Wilson

* By:	/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the undersigned employee benefit plan has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Louis and State of Missouri, on the 26th day of October, 2018.

AMEREN CORPORATION SAVINGS INVESTMENT PLAN

By:	AMEREN SERVICES COMPANY (Administrator)

By:	/s/ Mark C. Lindgren
Mark C. Lindgren
Senior Vice President, Corporate Communications and Chief Human Resources Officer